Exhibit 23.1

                    Consent of Independent Accountants
                    ----------------------------------






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 16, 1996 included in Versar, Inc.'s Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.



                                 /s/  Arthur Andersen LLP
                                 ------------------------
                                 Arthur Anderson LLP


Washington, D.C.,
February 5, 1997